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                                                                    EXHIBIT 99.1


                                                EPIX MEDICAL CONTACT INFORMATION
                                           Michael Webb, Chief Executive Officer
                                      Sydney Barrett, Investor Relations Manager
                                                            Phone (617) 250-6012
                                                                 www.epixmed.com

MARCH 18, 2002

               POSITIVE PHASE III MS-325 RESULTS REPORTED AT ACC
        EPIX MEDICAL'S CARDIOVASCULAR TRIAL SUCCEEDS IN PRIMARY ENDPOINT

CAMBRIDGE, MA, MARCH 18, 2002 Cardiologists attending the 2002 American College of Cardiology Annual Scientific Session in Atlanta will be the first to see a preliminary report of the first Phase III clinical trial data that illustrates the potential clinical utility of magnetic resonance angiography (MRA) images enhanced by MS-325, a blood pool contrast agent developed by EPIX Medical of Cambridge, MA (Nasdaq: EPIX).

"The pervasiveness and broad clinical impact of peripheral vascular conditions suggest these results should interest every clinician," said noted cardiologist and MS-325 investigator Emile R. Mohler, III MD, Director of Vascular Medicine at the University of Pennsylvania Health System. "MS-325-enhanced MRA may ultimately give cardiologists a minimally invasive tool that will deliver better information than X-ray angiography."

The preliminary Phase III data will be presented in more detail, along with Phase II data, during Dr. Mohler's presentation, entitled, "Results of a Dose-Ranging Diagnostic Trial of Magnetic Resonance Angiography With MS-325, a Blood Pool Contrast Agent, for the Detection of Vascular Occlusive Disease in the Aortoiliac Region", on March 18 at 3:30 p.m. at Georgia World Congress Center, Hall G.


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In the Phase III study, 273 patients with suspected peripheral artery disease received a 0.03 mmol/kg dose of MS-325. MS-325-enhanced MR angiograms (MRA), non-contrast MRA, and X-ray angiograms were acquired for 251 patients in the efficacy analysis sub-group of the trial. Three radiologists blinded to the acquisition method and patient history analyzed each patient's MRA images to determine the presence or absence of clinically significant stenoses (greater than or equal to 50% blockage) for both MS-325-enhanced MRA and non-contrast MRA. Three different radiologists also analyzed the X-ray angiograms of those patients to compare the MRA results for accuracy against a clinical standard of reference. Patients with uninterpretable X-ray angiograms were not included in the analysis. The primary clinical endpoint of the trial was improvement of accuracy in MS-325-enhanced MRA versus non-contrast MRA.

The primary clinical endpoint of the trial was achieved. Compared to X-ray angiography as a clinical standard, individual MRA readers had an accuracy for MS-325-enhanced MRA of 90%, 90% and 84%, with a mean of 88%. The MRA readers had an accuracy for non-contrast MRA of 71%, 74% and 82%, with a mean of 75%. MS-325-enhanced MRA showed statistically significant improvement in accuracy compared to non-contrast MRA for each of the three radiologist readers (p less than 0.001). All readers showed better sensitivity (improvement of 6, 17 and 18 percentage points), increased specificity (improvement of 8, 9 and 20 percentage points), and higher overall accuracy (improvement of 8, 10 and 20 percentage points) with MS-325-enhanced MRA compared to non-contrast MRA. Sensitivity of the readers was 61%, 73% and 80% for MS-325-enhanced MRA, compared to 43%, 67% and 63%, respectively, for non-contrast MRA. Specificity for the readers was 84%, 93% and 95% for MS-325-enhanced MRA, compared to 75%, 85% and 76%, respectively, for non-contrast MRA. All adverse events (AEs) possibly or probably related to MS-325 were generally mild and all were transient. The most frequent AEs were transient warmth (4%) burning sensations (3%), nausea (3%), headache (3%), and pruritus (2%).

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Several additional analyses of clinically important MS-325 features were conducted. MS-325 significantly increased the number of patients whose images were clinically interpretable. Less than 1% of all MS-325-enhanced MRA images were uninterpretable, while approximately 8% of the X-ray angiograms and 14% of the images obtained with non-contrast MRA were uninterpretable. Furthermore, the radiologists' confidence with interpretations were dramatically improved with MS-325. When physicians were asked to rate their confidence of diagnosis on a 5-point scale, with 5 being the highest rating ("very confident") and 4.0 and
3.0 were respectively "somewhat confident" and "uncertain", MS-325-enhanced MRA diagnoses were rated 4.7, 4.8 and 5.0. Non-contrast MRA confidence levels were 3.1, 4.2 and 4.2.

Additionally, the potential role for MS-325 in patient management (whether or not surgical intervention was required) was also subjected to a blinded analysis. Two vascular surgeon blinded readers each identified his recommended next course of patient management from the X-ray angiograms, from the MS-325-enhanced MRAs and from the non-contrast MRAs. For both vascular surgeons, the next course of patient management indicated by the MS-325-enhanced MRAs agreed with the treatment course indicated by the X-ray angiograms 84% of the time, while non-contrast MRA agreed with the X-ray angiogram next-course of patient management 59% of the time.

"It is extremely gratifying to reach this important Phase III milestone for MS-325 with such promising results. Although additional studies are ongoing, we believe these data have the potential to establish the equivalency of MS-325 enhanced MRA to X-ray angiography," said EPIX CEO Michael D. Webb. "Our confidence is very high that we are on the verge of changing clinical practice in the management of cardiovascular disease, enabling arterial blockages to be diagnosed in a minimally-invasive method, and providing physicians with 3-D visualization of broad fields of the vascular system with robust, easy-to-use MRI technology."


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An estimated 60 million people in the United States have some form of cardiovascular disease, and approximately 2.2 million peripheral angiograms are performed in the US annually. It is currently estimated that approximately two thirds of the 8 million Americans affected by peripheral vascular disease are unaware of their condition. EPIX believes that there may be an additional two to three million people who are unlikely to undergo an X-ray angiogram but who could benefit from a minimally-invasive MRA using MS-325. Because MS-325 binds to serum albumin, it brightens the blood for an extended period and may allow clinicians to collect more meaningful data, and potentially diagnose disease earlier from a comprehensive set of high-resolution medical images.

The preliminary Phase III data reported here are consistent with previously released Phase II trial data, which demonstrated that MS-325-enhanced MRA achieved 87% accuracy versus X-ray angiography in identifying clinically significant stenoses. As announced earlier, EPIX and Schering AG of Berlin, Germany, (FSE:SCH;NYSE:SHR), co-development partners for MS-325, recently expanded the MS-325 clinical program to include evaluation of renal and pedal arteries based on discussions with the FDA. As a result, EPIX plans to file the MS-325 NDA for a broad peripheral vascular disease indication, which has the potential to substantially increase the commercial opportunity for the product.

EPIX Medical will host a live webcast of its conference call discussing these Phase III Trial results at 5:30 pm EST on Monday, March 18, 2002. Michael D. Webb, Chief Executive Officer, and Pamela E. Carey, Chief Financial Officer, will host the call. The press release and the webcast can be accessed by visiting the EPIX website at www.epixmed.com. Please connect to the EPIX website at least 10 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the live webcast. Two hours after the live webcast, and until Monday, March 25, 2002, an archived version of the call will be available on the EPIX website by clicking "Investor Relations".


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EPIX is a specialty pharmaceutical company based in Cambridge, MA, engaged in developing targeted contrast agents to transform the diagnosis and clinical management of disease using MRI. The Company's principal product under development, MS-325, is an investigational new drug designed to enhance MRI. Schering AG is the exclusive worldwide sales and marketing partner for MS-325. To receive EPIX Medical's latest news and other corporate developments, please visit the EPIX Medical website at www.epixmed.com.

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